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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

     We consent to incorporation by reference in the registration statement (No. 33-59256) on Form S-8 of infoUSA Inc. of our report dated January 22, 1999, relating to the consolidated balance sheet of infoUSA Inc. and subsidiaries as of December 31, 1998, and the related statements of income, shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 1998, and related schedule, which report appears in the December 31, 1998, annual report on Form 10-K of infoUSA Inc.

                                              /s/ KPMG Peat Marwick LLP

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                                                  KPMG PEAT MARWICK LLP

Omaha, Nebraska
March 31, 1999